UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Lincoln Drive
5 Greentree Center, Suite 117
Marlton, NJ 08053
(Address of principal executive offices)

(856) 552-4204
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2008, Emtec, Inc., a Delaware corporation (the “Company”) and its subsidiaries, Emtec, Inc., a New Jersey corporation, Emtec Viasub LLC, a New Jersey limited liability company, Emtec Federal, Inc., a New Jersey corporation, Emtec Global Services LLC, a Delaware limited liability company (“Emtec Global”), Luceo, Inc., an Illinois corporation (“Luceo”), eBusiness Application Solutions, Inc., a New Jersey corporation (“eBAS”), and Aveeva, Inc., a Delaware corporation (“Aveeva” and together with the Company, Emtec, Inc., Emtec Viasub LLC, Emtec Federal, Inc., Emtec Global, Luceo, and eBAS, the “Borrower”), entered into a First Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement (the “First Amendment”) with De Lage Landen Financial Services, Inc. (the “Lender”), pursuant to which the Lender has agreed to extend the term of the loans issued to the Borrower under the Loan and Security Agreement dated December 7, 2006 (the “Loan and Security Agreement”) and the Schedules to the Loan and Security Agreement (the “Schedules” and collectively with Loan and Security Agreement and the First Amendment, the “Credit Documents”) from December 7, 2008 until December 7, 2010 and to make certain other amendments to the Loan and Security Agreement and the Schedules, including the following:

•	The First Amendment changes the base rate of interest to the three month (90 day) LIBOR rate from the previous base rate of the “Prime Rate.”

•
The First Amendment changes the interest rate for revolving credit loans to the base rate plus 3.25% from the previous interest rate for revolving credit loans of the base rate minus 0.5%, and changes the interest rate for floorplan loans, if applicable, to 6.25% in excess of the base rate from the previous interest rate for floorplan loans of  2.5% in excess of the base rate.

•
The First Amendment amends the Schedule to provide that the Borrowers must pay the Lender a floorplan annual volume commitment fee if the aggregate amount of all floorplan loans does not equal or exceed $60,000,000 in a 12 month period from December 1st through November 30th.  The floorplan commitment fee is equal to the amount that the floorplan usage during such 12 month period is less than $60,000,000 multiplied by 1%.  If the Borrower terminates the Credit Documents during a 12 month period, the Borrower shall be required to pay the Lender a pro rated portion of the annual volume commitment fee.

In addition by executing the First Amendment, Emtec Global, Luceo, eBAS and Aveeva each joined the Credit Documents as a Borrower and granted DLL a security interest in all of all of their respective interests in certain of their respective assets, including inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, letter of credits rights, and all judgments, claims and insurance policies.  Emtec Global pledged 100% of the outstanding shares of its domestic subsidiaries, eBAS and Luceo, and Emtec Global and Aveeva pledged 65% in the aggregate of the outstanding shares of Aviance Software (India) Pvt. Ltd., an Indian company.

Item 9.01: Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	First Amendment and Joinder to Loan and Security Agreement and Schedule to Loan and Security Agreement dated December 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Date: December 11, 2008	By:	/s/ Dinesh Desai
Name: Dinesh Desai
Title: Chief Executive Officer